                                                                    EXHIBIT 21-1


                           THE NAVIGATORS GROUP, INC.
                                AND SUBSIDIARIES



SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 1998

                                                               JURISDICTION IN
NAME                                                           WHICH ORGANIZED
----                                                           ---------------
Navigators Insurance Company                                   New York
NIC Insurance Company                                          New York
Somerset Marine, Inc.                                          New York
Somerset Insurance Services of Texas, Inc.                     Texas
Somerset Insurance Services of California, Inc.                California
Somerset Insurance Services of Washington, Inc.                Washington
Somerset Marine Aviation Property Managers, Inc.               New Jersey
Somerset Asia Pacific Pty Ltd.                                 Sydney, Australia
Somerset Marine (UK) Ltd.                                      England
Navigators Corporate Underwriters Ltd.                         England
Navigators Holdings (UK) Ltd.                                  England
Somerset Services Pte Ltd.                                     Singapore
Mander, Thomas & Cooper
   (Underwriting Agencies) Ltd.                                England
Millennium Underwriting Ltd.                                   England